As filed with the Securities and Exchange Commission on March 8, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________________

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-1458323 (I.R.S. Employer Identification No.)

1301 S. Capital of Texas Highway, Suite C-300

Austin, Texas  78746-6550

(Address of Principal Executive Offices)

2005 Incentive and Non-Qualified Stock Option Plan

of American Physicians Service Group, Inc.

American Physicians Service Group, Inc. Affiliated Group

Deferred Compensation Master Plan

(Full Title of the Plans)

Timothy L. LaFrey
1301 S. Capital of Texas Highway, Suite C-300
Austin, Texas  78746
(512) 328-0888

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock to be registered in respect of the 2005 Incentive and Non-Qualified Stock Option Plan (1)	600,000	$24.00	$14,400,000	$1,026.72
Common Stock to be registered in respect of the Affiliated Group Deferred Compensation Master Plan (1)	100,000	$24.00	$2,400,000	$171.12

(1)

Upon a future stock split, stock dividend or similar transaction involving the common stock of the registrant and during the effectiveness of this registration statement, the number of securities registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on average of the high and low price per common stock on March 1, 2010, as reported by the Nasdaq Capital Market.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to the Registrant’s employee benefit plans is effective.  This Registration Statement is being filed to register (a) an additional 600,000 shares of common stock, par value $0.10 per share (“Common Stock”), available for issuance under the 2005 Incentive and Non-Qualified Stock Option Plan, as amended (the “Stock Option Plan”); and (b) an additional 100,000 shares of Common Stock available for issuance under the Affiliated Group Deferred Compensation Master Plan, as amended (the “Deferred Compensation Plan”).  On June 12, 2008, our shareholders approved amendments to the Stock Option Plan and the Deferred Compensation Plan, increasing the number of shares of Common Stock authorized for issuance under the Stock Option Plan from 650,000 to 1,250,000, and increasing the number of shares of Common Stock authorized for issuance under the Deferred Compensation Plan from 150,000 to 250,000.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on April 26, 2006 (File No. 333-133544) and the registration statement on Form S-8 filed by the Registrant on April 4, 2007 (File No. 333-141887), each with respect to Registrant’s 2005 Incentive and Non-Qualified Stock Option Plan and Affiliated Group Deferred Compensation Master Plan.

Item 8.

Exhibits.

Exhibit No.	Description

5.1*	Opinion of Jessica Blacklock, general counsel of American Physicians Service Group, Inc., regarding legality of securities being registered (filed herewith).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of BDO Seidman, LLP.

23.3*	Consent of Jessica Blacklock, general counsel of American Physicians Service Group, Inc. (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1*	Power of Attorney (included on the signature page of this registration statement).

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*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 8, 2010.

AMERICAN PHYSICIANS SERVICE GROUP, INC.

By:

/s/ Kenneth S. Shifrin

Kenneth S. Shifrin

Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Kenneth S. Shifrin and W.H. Hayes with the power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign on his or her behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on March 8, 2010.

Signature	Title(s)	Date

/s/ Kenneth S. Shifrin	Chairman of the Board and Chief Executive Officer	March 8, 2010
Kenneth S. Shifrin	(Principal Executive Officer)

/s/ Timothy L. LaFrey	President and Chief Operating Officer, Director	March 8, 2010
Timothy L. LaFrey

/s/ Marc J. Zimmermann	Senior Vice President – Finance, and Chief Financial	March 8, 2010
Marc J. Zimmermann	Officer (Principal Accounting Officer)

/s/ Norris C. Knight, Jr. M.D.	Director	March 8, 2010
Norris C. Knight, Jr. M.D.

/s/ Lew N. Little, Jr.	Director	March 8, 2010
Lew N. Little, Jr.

/s/ Jackie Majors	Director	March 8, 2010
Jackie Majors

/s/ William J. Peche, M.D.	Director	March 8, 2010
William J. Peche, M.D.

/s/ William A. Searles	Director	March 8, 2010
William A. Searles

/s/ Cheryl Williams	Director	March 8, 2010
Cheryl Williams

INDEX TO EXHIBITS

Exhibit No.	Description

5.1*	Opinion of Jessica Blacklock, general counsel of American Physicians Service Group, Inc., regarding legality of securities being registered (filed herewith).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of BDO Seidman, LLP.

23.2*	Consent of Jessica Blacklock, general counsel of American Physicians Service Group, Inc. (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1*	Power of Attorney (included on the signature page of this registration statement).

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*Filed herewith